Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Karman Holdings Inc., filed pursuant to Rule 462(b) of the Securities Act of 1933, of our report dated April 9, 2025, relating to the consolidated financial statements of TCFIII Spaceco Holdings LLC., and to the reference to us under the heading “Experts” in such Registration Statement on Form S-1 of Karman Holdings Inc. (No. 333-288809) and related prospectus.

/s/ Baker Tilly US, LLP

(formerly, Moss Adams LLP)

Irvine, CA

July 23, 2025